Exhibit 99.1

Former President of AT&T, Betsy Bernard, To Join Single Touch Board as Lead Director

Adds Extensive Board Experience and Mobile Industry Expertise

JERSEY CITY, N.J., July 21 2014 /PRNewswire/ -- Single Touch Systems, Inc. (OTCBB: SITO), a technology based mobile media solutions provider servicing advertisers, retailers and brands, announced today that former President of AT&T, Betsy Bernard, has been elected as Lead Director to its board of directors.

Betsy Bernard is an accomplished CEO, experienced public company board director and popular speaker. As president of AT&T, she led more than 50,000 employees in a $27 billion business that served the needs of four million global business customers. For three consecutive years, Bernard appeared on Fortune Magazine’s list of the “50 Most Powerful Women in Business.”

Bernard’s board experience spans more than a decade and includes United Technologies, Principal Financial Group, Serco Group plc, URS, and Zimmer Holdings. As Chair of the public company Telular, she helped deliver a five-year total shareholder return of 350% before completing the sale of the firm to Avista Capital in June 2013. Bernard chairs the nominating and governance committees at Principal Financial Group and is a member of its compensation committee. Additionally, she chairs the nominating committee of Zimmer Holdings and serves on its compensation committee. Bernard serves on the Advisory Boards of GroTech Ventures, Innovate Partners, and The Silverfern Group.

Bernard received a BA from St. Lawrence University, an MBA from Fairleigh Dickinson University, an MS degree in management from Stanford University’s Sloan Fellowship Program, and a Doctor of Laws (Honorary) from Pepperdine University.

“With years of leadership positions in the telecommunications industry and significant board experience, Betsy is a welcome addition to our board,” said James Orsini, president and CEO of Single Touch Systems, Inc. “She brings a deep understanding of the mobile ecosystem, and her success in chairing boards of high-growth, technology-based companies will be immensely valuable as Single Touch continues to gain market share and drive innovation in the mobile advertising and messaging market.”

Bernard added, “I greatly appreciate the opportunity to serve on the Single Touch board of directors, and I look forward to working with both my fellow directors and the management team to successfully execute the company’s strategy with the ultimate goal to drive shareholder value.”

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About Single Touch Systems, Inc.

Single Touch Systems, Inc. is a technology based mobile solutions provider serving businesses, advertisers and brands. Through patented technologies and a modular, adaptable platform, Single Touch's multi-channel messaging gateway enables marketers to reach consumers on all types of connected devices, with information that engages interest, drives transactions and strengthens relationships and loyalty. For more information about Single Touch Systems, Inc. visit: www.singletouch.net

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

Mike Bishop

The Blueshirt Group

415-217-4968

Mike@Blueshirtgroup.com

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